Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     We do hereby consent to the use of our name in “Item 2. Properties” of the Annual Report on Form 10-K of Stone Energy Corporation (the “Company”) for the year ended December 31, 2006 and to the incorporation by reference thereof into the Company’s previously filed Registration Statements on Form S-8 (Registration Nos. 33-67332, 333-51968, 333-64448, 333-87849 and 333-107440), S-3 (Registration No. 333-86450) and S-4 (Registration Nos. 333-81380 and 333-122423).

By:	/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Denver, Colorado
February 23, 2007